UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
October 7, 2010

ENTEST BIOMEDICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-154989	26-3431263
(Commission File Number)	(IRS Employer Identification No.)

4700 Spring Street, St 203, La Mesa, CA 91942
(Address of Principal Executive Offices) (Zip Code)

619.702.1404
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On October 7, 2010, Entest BioMedical, Inc. (the “Company”) sold 2,000,000 common shares (“Shares”) to an individual investor for consideration consisting of $100,000.  The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through the Company’s management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

The Company currently anticipates applying the consideration received from the sale of the Shares towards the purchase of an existing veterinary clinic.  Although the Company has identified several existing veterinary clinics for acquisition and has entered into various stages of negotiations regarding the acquisition of one or more existing veterinary clinics, the Company has yet to enter into a binding agreement to acquire any veterinary clinic. No assurance can be given that the Company will acquire one or more veterinary clinics in the near future or at all.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 11, 2010

By:	/s/David R. Koos
Name:	David R. Koos
Title:	CEO